Exhibit 21.0
                   ACTIVE SUBSIDIARIES AND ASSOCIATED ENTITIES
                                       OF
                              DEL WEBB CORPORATION
                              as of August 1, 1996

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
Asset One Corp.                                                  Sun City Georgetown Community Association,
Asset Four Corp.                                                  Inc.  (Non-Profit)
Asset Five Corp.                                                 Sun City Hilton Head Community
Coventry of California, Inc.                                      Association, Inc. (Non-Profit)
Del Webb Architectural Services, Inc.                            Sun City MacDonald Ranch Community
Del Webb California Corp.                                         Association, Inc. (Non-Profit)
Del Webb Commercial Properties Corporation                       Sun City Palm Springs Charities, Inc. (Non-Profit)
Del Webb Communities, Inc.                                       Sun City Palm Desert Community Association
Del Webb Communities of Nevada, Inc.                              (Non-Profit)
Del Webb Community Management Co.                                Sun City Roseville Community Association, Inc.
Del Webb Conservation Holding Corp.                               (Non-Profit)
Del Webb Construction Services Co.                               Sun City Sales Corporation
Del Webb Home Construction, Inc.                                 Sun City Summerlin Charities, Inc. (Non-Profit)
Del Webb Homes, Inc.                                             Sun City Summerlin Community Association, Inc.
Del Webb Limited Holding Co.                                      (Non-Profit)
Del Webb Midatlantic Corp.                                       Sun City Title Agency Co.
Del Webb Property Corp.                                          Sun State Insulation Co., Inc.
Del Webb Southwest Co.
Del Webb Texas Limited Partnership                               Terravita Commercial Corp.
Del Webb Texas Title Agency Co.                                  Terravita Community Association  (Non-Profit)
                                                                 Terravita Corp.
Del Webb's Contracting Services, Inc.                            Terravita Home Construction Co.
Del Webb's Contracting Services of                               Terravita Marketplace L.L.C.
 Tucson, Inc.                                                    The Villages at Desert Hills, Inc.
Del Webb's Coventry Homes Construction Co.                       Trovas Company
Del Webb's Coventry Homes, Inc.                                  Trovas Construction Co.
Del Webb's Coventry Homes of Nevada, Inc.
Del Webb's Coventry Homes Construction of
 Tucson Co.
Del Webb's Coventry Homes of Tucson, Inc.
Del Webb's Stetson Hills, Inc. (Soon to be known
 as Del Webb Communities of Nevada, Inc.)
Del Webb's Sun City Realty, Inc.

Del E. Webb Cactus Development Corp.
Del E. Webb Development Co., L.P.
Del E. Webb Finance Company
Del E. Webb Financial Corporation
Del E. Webb Foothills Corporation
Del E. Webb Glen Harbor Development
 Corporation
Del E. Webb Land Conservancy (Non-Profit)

DW Aviation Co.
Fairmount Mortgage, Inc.
The Foothills Community Association (Non-Profit)

Marina Operations Corp.
New Mexico Asset Corporation
New Mexico Asset Limited Partnership
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